AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

                         HYPERMEDIA COMMUNICATIONS, INC.



         The undersigned, Richard Landry and Donna Petkanics, hereby certify that:

         1. They are the President and Chief Executive Officer, and Assistant Secretary, respectively, of HyperMedia Communications, Inc., a California corporation (the "Company").

         2. The Articles of Incorporation of the Company are amended and restated in full to read as set forth in Exhibit A attached hereto.

         3. The Amended and Restated Articles of Incorporation of the Company attached hereto have been duly approved by the Board of Directors of the Company.

         4. The Amended and Restated Articles of Incorporation of the Company attached hereto have been duly approved by the shareholders of the Company in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of Common Stock is 3,200,141. The total number of outstanding shares of Preferred Stock is 8,454,660 of which 8,064,516 shares have been designated as Series E Preferred Stock, all of which are issued and outstanding, 175,000 shares have been designated Series F Preferred Stock, 82,250 of which are issued and outstanding, 175,000 shares have been designated Series G Preferred Stock, 50,344 of which are issued and outstanding, 400,000 shares have been designated Series H Preferred Stock, 117,000 of which are issued and outstanding, 200,000 shares have been designated Series I Preferred Stock, 28,800 of which are issued and outstanding and 250,000 shares have been designated Series J Preferred Stock, 111,750 shares of which are issued and outstanding. The total number of shares voting in favor of the Amended and Restated Articles of Incorporation equaled or exceeded the vote required. The percentage vote required was a simple majority of the outstanding shares of Series E Preferred Stock voting separately as a single class, a simple majority of the outstanding shares of Series F Preferred Stock voting separately as a single class, a simple majority of the outstanding shares of Series G Preferred Stock voting separately as a single class, a simple majority of the outstanding shares of Series H Preferred Stock voting separately as a single class, a simple majority of the outstanding shares of Series I Preferred Stock voting separately as a single class, a simple majority of the outstanding shares of Series J Preferred Stock voting separately as a single class, a simple majority of the outstanding shares of Preferred Stock voting separately as a single class and a simple majority of the outstanding shares of Common Stock voting separately as a single class and a simple majority of the outstanding shares of Preferred Stock and Common Stock voting together as a single class.

         The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct to their own knowledge.




Date:  May 21, 1998                             /s/ RICHARD LANDRY
                                                --------------------------------
                                                Richard Landry, President and
                                                 Chief Executive Officer


                                                /s/ DONNA M. PETKANICS
                                                --------------------------------
                                                Donna M. Petkanics, Assistant
                                                 Secretary


       [Signature page to Amended and Restated Articles of Incorporation]

                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                         HYPERMEDIA COMMUNICATIONS, INC.


                                    ARTICLE I

         The name of this Corporation is HyperMedia Communications, Inc.


                                   ARTICLE II

         The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                   ARTICLE III

         This Corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock this Corporation shall have authority to issue is 50,000,000, with a par value of $0.001 per share. The total number of shares of Preferred Stock this Corporation shall have authority to issue is 10,064,516, with a par value of $0.001 per share.

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

         Of the Preferred Stock, 8,064,516 shares shall be designated Series E Preferred Stock ("Series E Preferred"), 82,250 shares shall be designated Series F Preferred Stock ("Series F Preferred"), 50,344 shares shall be designated Series G Preferred Stock ("Series G Preferred"), 117,000 shares shall be designated Series H Preferred Stock ("Series H Preferred"), 28,800 shares shall be designated Series I Preferred Stock ("Series I Preferred") and 250,000 shares shall be designated Series J Preferred Stock ("Series J Preferred").

         The Corporation shall from time to time in accordance with the laws of the State of California increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

         The relative rights, preferences, privileges and restrictions granted to or imposed on the respective classes of the shares of capital stock or the holders thereof are as follows:

A.       Series E Preferred.

         1.       Dividend Rights of Series E Preferred.

                  (a) The holders of the Series E Preferred shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends at the rate of $0.0074 per share per annum, on each outstanding share of Series E Preferred, payable in preference and priority to any payment of any dividend on Common Stock of the Corporation for such year. The dividends on the Series E Preferred shall be cumulative so that if all dividends accumulated at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution, other than dividends payable solely in Common Stock, shall be paid or declared and set apart for the Common Stock. If less than full dividends are paid on or declared and set apart for payment on the Series E Preferred, then such dividends shall be subtracted from any accumulated dividends. Any accumulation of dividends on the Series E Preferred shall not bear interest. The Corporation shall not be obligated to pay any accumulated but unpaid dividends on the Series E Preferred before January 1, 2000 except for the conversion of such dividends into shares of Common Stock pursuant to subsection (b) of this Section A.1 below.

                  (b) In the event that the Corporation shall have any accumulated but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of the Series E Preferred (as provided in Section A.4 hereof), such dividends shall be converted into Common Stock at the then effective Series E Conversion Price, as may be applicable, determined in accordance with and pursuant to the terms specified in Section A.4 hereof.

                  (c) As  authorized  by  Section  402.5(c)  of  the  California
Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to repurchases by the Corporation of shares of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase.

         2. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the shareholders of the Corporation shall be made in the following manner:

                  (a) The holders of the Series E Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock and Common Stock by reason of their ownership of such stock, the amount of $0.124 per share for each share of Series E Preferred then held by them, and in addition, an amount equal to all accumulated but unpaid dividends (whether or not such dividends were declared) on the Series E
Preferred held by them. If the assets and funds thus distributed among the holders of the Series E Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed such that each holder of Series E Preferred shall be entitled to receive a portion of the assets and funds so distributed equal to the ratio that the aggregate liquidation preference of the shares of Series E Preferred held by such holder, exclusive of cumulative dividends, bears to the aggregate preferential amount of all shares of Series E Preferred outstanding as of the date of the distribution.

         After payments have been made to the holders of the Series E Preferred of the full amounts to which they shall be entitled as aforesaid and to the holders of Series F Preferred of the full amounts to which they shall be entitled as described in Section B below, the holders of the Common Stock, Series E Preferred and Series F Preferred shall be entitled to share ratably in the remaining assets, based on the number of shares of Common Stock held, assuming conversion of the Series E Preferred pursuant to Section A.4 below and conversion of the Series F Preferred pursuant to Section B.4 below, respectively.

                  (b) For purposes of this Section A.2, a merger or consolidation of the Corporation with or into any other Corporation or
Corporations, or the merger of any other Corporation or Corporations into the Corporation, or the sale of all or substantially all of the assets of the
Corporation, or any other corporate reorganization, in which consolidation, merger, sale of assets or reorganization the shareholders of the Corporation receive distributions in cash or securities of another Corporation or Corporations as a result of such consolidation, merger, sale of assets or reorganization, shall be treated as a liquidation, dissolution or winding up of the Corporation.

         3.       Voting Rights of Series E Preferred.

                  (a) Number of Votes. Except as otherwise required by law and as provided in subsection (b) below, each share of Common Stock issued and outstanding shall have one vote and each share of Series E Preferred issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which the Series E Preferred is convertible as adjusted from time to time pursuant to Section A.4 hereof.

                  (b) Voting by Series E Preferred. The holder of each share of Series E Preferred shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Corporation and shall vote with holders of the Common Stock upon any matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote, and except as set forth in Section 5.

                  (c) Cumulative Voting. The holders of Common Stock and Series E Preferred shall be entitled to cumulative voting rights as to the directors to be elected in accordance with the provisions of Section 708 of the California Corporations Code.

         4. Conversion. The holders of the Series E Preferred have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Series E Preferred shall initially be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the principal office of the Corporation or any transfer agent for the Corporation's Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.124 by the Series E Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which shares of Common Stock shall be deliverable upon conversion shall be, with respect to each share of Series E Preferred, the price at which one share of Common Stock is initially sold to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "Series E Conversion Price").

                  (b)      Automatic Conversion.

                             (i)  Each   share  of  Series  E   Preferred   then
outstanding shall automatically convert into shares of Common Stock, at the then effective Series E Conversion Price at any time upon the vote of at least 75% of the outstanding shares of Series E Preferred to convert shares of Series E Preferred into Common Stock.

                           Notwithstanding any provision contained herein to the
contrary, each of the shares of Series E Preferred Stock may not, under any circumstances, be converted into Common Stock before April 15, 1993. Between April 15, 1993 and December 31, 1999, such shares of Series E Preferred Stock may be converted into Common Stock at the option of the holder thereof, if, prior to December 31, 1996, the Company's aggregate net income for any four consecutive quarters exceeds $2,500,000. In any event, after December 31, 1999, each of the shares of Series E Preferred Stock may be converted into Common Stock at the option of the holder thereof.

                  (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall round up to the nearest integer.

                           Before  any  holder  of Series E  Preferred  shall be
entitled to convert the same into full shares of Common Stock and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, as applicable, and shall give written notice to the Corporation at such office that the holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section A.4(b), the outstanding shares of Series E Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series E Preferred are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, as applicable, a certificate or certificates for the number of whole shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion on the date of such affirmative vote, and the persons or entities entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (d)      Adjustments of Conversion Prices For Diluting Issues.

                             (i)  Special  Definitions.  For  purposes  of  this
Section A.4(d), the following definitions shall apply:

                                            (1)  "Options"  shall  mean  rights,
options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                            (2) "Original Issue Date" shall mean
the date on which the first share of Series E Preferred was first issued.

                                            (3) "Convertible  Securities"  shall
mean any evidences of indebtedness, shares (other than the shares of Series E Preferred authorized herein) or other securities convertible into or exchangeable for Common Stock.

                                            (4)  "Additional  Shares  of  Common
Stock" shall mean all shares of equity securities issued (or, pursuant to Section A.4(d)(iii), deemed to be issued) by the Corporation, other than shares of equity securities issued or issuable at any time:

                                                     (A)  upon the  exercise  of
certain warrants to purchase up to 229,472 shares of Common Stock;

                                                     (B) upon  conversion of the
shares of Preferred Stock authorized herein into shares of Common Stock;

                                                     (C) to officers,  directors
and employees of, and consultants to, the Corporation pursuant to employee benefit plans unanimously approved by the Board of Directors; and

                                                     (D)   as  a   dividend   or
distribution on the Series E Preferred or pursuant to any event for which adjustment is made pursuant to subparagraph (d)(vi) hereof.

                                            (5) "Issue  Price"  with  respect to
any issuance of Additional Shares of Common shall mean the price per share obtained by dividing the total consideration received by the Corporation in respect of such Additional Shares of Common, computed in accordance with Section A.4(d)(v) hereof, by the aggregate number of shares of such Additional Shares of Common issued, computed in accordance with Section A.4(d)(iii) hereof.

                             (ii)  No  Adjustment  of   Conversion   Price.   No
adjustment in the Series E Conversion Price shall be made hereunder in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series E Conversion Price, in effect on the date of, and immediately prior to such issue.

                             (iii) Deemed Issue of  Additional  Shares of Common
Stock.

                                            (1)    Options    and    Convertible
Securities. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section A.4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Series E Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                                     (A) no  further  adjustment
in the Series E Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                                     (B)  if  such   Options  or
Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series E Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                                     (C)     no     readjustment
pursuant to clause (B) above shall have the effect of increasing the applicable Series E Conversion Price to an amount which exceeds the lower of (i) the Series E Conversion Price computed on the original adjustment date, or (ii) the Series E Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                                                     (D)  in  the  case  of  any
Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series E Conversion Price shall be made until the expiration or exercise of all such Options.

                             (iv)  Adjustment of Conversion  Price Upon Issuance
of Additional Shares of Common Stock. In the event that after the Original Issue Date, the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section A.4(d)(iii)) for a consideration per share less than the Series E Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series E Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price equal to such consideration per share of the Additional Shares of Common Stock.

                             (v) Determination of Consideration. For purposes of
this Section A.4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                            (1)   Cash   and   Property:    Such
consideration shall:

                                                     (A)  insofar as it consists
of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                                     (B)  insofar as it consists
of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                                                     (C) in the event Additional
Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses
(A) and (B) above, as determined in good faith by the Board.

                                            (2)    Options    and    Convertible
Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section A.4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                                     (A) the  total  amount,  if
any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                                     (B) the  maximum  number of
shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                             (vi)  Adjustments  for   Subdivisions,   Dividends,
Combinations or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, stock dividend or otherwise), into a greater number of shares of Common Stock, the Series E Conversion Price then in effect shall concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series E Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                             (vii) Adjustments for Other  Distributions.  In the
event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in Section A.1 or this Section A.4, then and in each such event provision shall be made so that the holders of the Series E Preferred shall receive upon conversion thereof, in addition to the respective number of shares of Common Stock receivable thereupon, the respective amount of securities of the Corporation which they would have received had their shares of Series E Preferred, as the case may be, been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section A.4 with respect to the rights of the holders of the Series E Preferred.

                             (viii) Adjustments for  Reclassification,  Exchange
and Substitution. If the Common Stock issuable upon conversion of Series E Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision, combination or consolidation of shares provided for above), the Series E Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series E Preferred shall be convertible into, in lieu of the respective number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the respective number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the immediately before that change.

                  (e) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section A.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series E Preferred set forth in this Section A.4 against impairment.

                  (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series E Conversion Price pursuant to this
Section A.4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series E Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series E Preferred furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series E Conversion Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series E Preferred.

                  (g) Notices of Record Date. In the event that this Corporation shall propose at any time:

                             (i) to declare any  dividend or  distribution  upon
its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                             (ii) to  offer  for  subscription  pro  rata to the
holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                             (iii)   to   effect   any    reclassification    or
recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                             (iv) to merge or consolidate with or into any other
Corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this Corporation shall send to the holders of the Series E
Preferred:

                                            (1) at least 20 days' prior  written
notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (i) and (ii) above; and

                                            (2)  in  the  case  of  the  matters
referred to in (iii) and (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

         Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Series E Preferred at the address for each such holder as shown on the books of this Corporation.

         5. Covenants. In addition to any other rights provided by law, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series E Preferred:

                  (a) authorize or issue any class or series of shares having rights, preferences or privileges senior to or on a parity with the Series E Preferred as to dividends, liquidation or redemption rights;

                  (b) amend the rights, preferences, privileges or restrictions of the Series E Preferred;

                  (c) amend the Corporation's Articles of Corporation or Bylaws to change the number of directors from five (5);

                  (d) effect (i) any sale of all or substantially all the assets of the Corporation, or (ii) any merger or other reorganization of the Corporation with or into another Corporation;

                  (e) repurchase or redeem any outstanding securities (except for repurchases of unvested employee stock upon the termination of employees); or

                  (f) declare any dividend on the Corporation's outstanding Common Stock;

         6. Status of Converted Stock. In case any shares of Series E Preferred shall be converted pursuant to Section A.4 hereof, the shares so converted shall not be reissued.

B. Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred.

         1. Designation. The number of shares constituting the (i) Series F Preferred shall be 82,250, (ii) Series G Preferred shall be 50,344, (iii) Series H Preferred shall be 117,000, (iv) Series I Preferred shall be 28,800 and (v) Series J Preferred shall be 250,000. For purposes of this Section B, the "Series F Initial Sales Price", "Series G Initial Sales Price" , "Series H Initial Sales Price", "Series I Initial Sales Price", and "Series J Initial Sales Price" shall mean the price per share at which shares of Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred are first sold to investors, and the "Series F Original Issue Date", "Series G Original Issue Date", "Series H Original

Issue Date", "Series I Original Issue Date", and "Series J Original Issue Date" shall mean the date of such sale. The Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred shall have the rights, preferences, privileges and restrictions granted to or imposed upon them as specified below.

         2.       Dividends.

                  (a) No dividend (payable other than in Common Stock of the Corporation) may be paid on or declared or set apart for the Common Stock in any one fiscal year unless a dividend at the rate of five percent (5%) of the Initial Sales Price is paid on, or declared and set apart for, each share of Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred Stock. The amount of dividend shall be prorated for a share of Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred Stock which is not issued and outstanding for an entire fiscal year. The dividends on the Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred Stock shall be paid out of any assets legally available therefor, when, as and if declared by the Board of Directors. Dividends on the Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred shall not be cumulative and no rights shall accrue to the holders of the Series F Preferred, Series G Preferred, Series H preferred, Series I Preferred, nor the holders of the Series J Preferred in the event the Corporation shall fail to declare or pay dividends on the Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred or Series J Preferred in the amount of five percent (5%) of the Initial Sales Price per share per fiscal year or in any amount in any prior year of the Corporation, whether or not the earnings of the Corporation in that previous fiscal year were sufficient to pay such dividends in whole or in part. In the event the Board of Directors of the Corporation declares dividends in a fiscal year in an amount less than the aggregate of all the dividend preferences of the Series E Preferred, the Series F Preferred, the Series G Preferred, the Series H Preferred, the Series I Preferred and the Series J Preferred Stock, then the entire amount of dividends declared by the Board of Directors shall be distributed ratably among the holders of the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock such that the same percentage of the annual dividend to which each series of Preferred Stock is entitled is paid on each share of Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred, Series I Preferred and the Series J Preferred Stock.

                  (b) As  authorized  by  Section  402.5(c)  of  the  California
Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to repurchases by the Corporation of shares of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase.

         3. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, after the payment to which the holders of the Series E Preferred Stock, are entitled as set forth in Article III.A.2 (the "Series E Distribution") has been made, no distribution shall be made on the shares of Common Stock without first making a distribution on the shares of Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock Series I Preferred Stock and Series J Preferred Stock (the "Series F, Series G, Series H, Series I and Series J Distribution") equal to the amount of the Initial Sales Price per share for each share of Preferred Stock, plus all declared but unpaid dividends thereon. If upon occurrence of such event, and after the Series E Distribution, the assets and property thus distributed among the holders of the Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock shall be insufficient to permit the payment to such holders of their full respective preferential amounts, then the entire remaining assets and property of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock such that the same percentage of the preferential amount to which each series of Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock is entitled is paid on each share of Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock. A consolidation or merger of the Corporation with or into any other corporation or corporations, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or a sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation.

         4.       Conversion.   The  holders  of  Preferred   Stock  shall  have
conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred Stock shall be convertible, at any time after the date of issuance, at the option of the holder thereof, of such share at the office of the Corporation or any transfer agent for the Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred Stock, into that number of fully-paid and nonassessable shares of Common Stock that is equal to the Initial Sales Price for each respective Series of Preferred Stock divided by the appropriate Conversion Price (as hereinafter defined) for each Series of Preferred Stock. The Initial Sales Price shall be $3.039 per share for the Series F Preferred, $1.992 per share for the Series G Preferred, $2.136 per share for the Series H Preferred, $1.56 for the Series I Preferred and $.619 per share for the Series J Preferred. The price at which shares of Common Stock shall be deliverable upon conversion (individually the "Series F Conversion Price", "Series G Conversion Price", "Series H Conversion Price", "Series I Conversion Price" and "Series J Conversion Price", and collectively, the "Conversion Prices") shall initially be $3.039 per share of Common Stock for conversions of Series F Preferred, $1.992 per share of Common Stock for conversions of Series G Preferred, $2.136 per share of Common Stock for conversions of Series H Preferred, $10.00 per share of Common Stock for conversions of Series I Preferred and $20.00 per share of Common Stock for conversions of Series J Preferred. Such initial Conversion Prices shall be subject to adjustment as hereinafter provided.

                  (b)  Automatic  Conversion.  All shares of Series F Preferred,
Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred then outstanding shall automatically convert into shares of Common Stock upon the election of at least 67% of the outstanding shares of each of the respective Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred (voting separately as a class) to convert shares of the respective Series of Preferred Stock into Common Stock.

                  (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred or Series J Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of such fractional shares as determined by the Board of Directors of the Corporation. Before any holder of Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred or Series J Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates there for, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred or Series J Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to paragraph B.4(b) above, the outstanding shares of Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred or Series J Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred or Series J Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

                  The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred or Series J Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred or Series J Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred or Series J Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (d)      Adjustments to Conversion Price for Diluting Issues.

                           (i)  Special   Definition.   For   purposes  of  this
paragraph B.4(d), "Additional Shares of Common" shall mean all shares of Common Stock issued (or, pursuant to paragraph B.4(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                            (1) upon  conversion  of  shares  of
Preferred Stock;

                                            (2) to the Corporation's  employees,
officers, directors and consultants as may be determined by the Corporation's Board of Directors from time to time;

                                            (3) as a dividend or distribution on
Preferred Stock or pursuant to any event for which adjustment is made pursuant to paragraph B.4(e)(i) or (ii) hereof;

                                            (4)    pursuant    to     commercial
borrowing, secured lending or lease financing transactions approved by the Board of Directors;

                                            (5) in any  transaction,  other than
the issuance by the Company of Series J Preferred, in which the issuance (or, pursuant to paragraph 4(d)(iii), deemed issuance) by the Corporation of such shares of Common Stock results in net proceeds to the Corporation of less than $500,000;

                                            (6) upon  exercise of any options or
warrants outstanding as of the Original Issue Date to purchase the Company's Common Stock or Preferred Stock.

                           (ii) No Adjustment of Conversion Price. No adjustment
in the Conversion Price of a particular share of Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred or Series J Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Preferred Stock.

                           (iii) Deemed Issue of Additional Shares of Common. In
the event the Corporation at any time or from time to time after the Original Issue Date shall issue any options, warrants or convertible securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such options, warrants or convertible securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions con tained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such options or warrants or, in the case of convertible securities and options or warrants therefor, the conversion or exchange of such convertible securities or exercise of such options or warrants, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share

(determined pursuant to paragraph 4(d)(v) hereof) of such Additional Shares of Common would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                                            (1)  no  further  adjustment  in the
Conversion Price shall be made upon the subsequent issue of convertible securities or shares of Common Stock upon the exercise of such options or warrants or conversion or exchange of such convertible securities;

                                            (2) if  such  options,  warrants  or
convertible securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such options or warrants or the rights of conversion or exchange under such convertible securities;

                                            (3)  no  readjustment   pursuant  to
clause (2) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date;

                                            (4) upon the  expiration of any such
options or warrants or any rights of conversion or exchange under such convertible securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                                                     (A)   in   the    case   of
convertible securities or options or warrants for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such options or warrants or the conversion or exchange of such convertible securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised options or warrants plus the consideration actually received by the Corporation upon such exercise or for the issue of all such convertible securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                                     (B) in the case of  options
or warrants for convertible securities, only the convertible securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such options or warrants, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised options or warrants, plus the consideration deemed to have been received by the Corporation (determined pursuant to paragraph B.4(d)(v)) upon the issue of the convertible securities with respect to which such options or warrants were actually exercised; and

                                            (5) if such  record  date shall have
been fixed and such options, warrants or convertible securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this paragraph 4(d)(iii) as of the actual date of their issuance.

                             (iv)  Adjustment of Conversion  Price Upon Issuance
of Additional Shares of Common. In the event the Corporation, on or before the earlier of (i) the first anniversary of the final sale by the Corporation of Series F Preferred prior to June 30, 1996, the first anniversary of the final sale by the Corporation of Series G Preferred prior to December 31, 1996, the first anniversary of the final sale by the Corporation of Series H Preferred and Series I Preferred prior to June 30, 1998, and the first anniversary of the final sale by the Company of Series J Preferred prior to August 22, 1998, respectively and (ii) June 30, 1997 (with respect to the Series F Preferred), December 31, 1997 (with respect to the Series G Preferred), June 30, 1999 (with respect to the Series H Preferred and Series I Preferred), and August 22, 1999 (with respect to the Series J Preferred) (the earlier of which dates is referred to as the "Determination Date"), issues Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to paragraph B.4(d)(iii)) without consideration or for a consideration per share less than the Conversion Price for the respective Series of Preferred Stock in effect on the date of and immediately prior to such issue (a "Dilutive Issuance"), then and in such event such Conversion Price shall be reduced, concurrently with such issue, to a price equal to such consideration per share of the Additional Shares of Common. The Conversion Price of the Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred Stock shall not be reduced as a result of any Dilutive Issuance that occurs after the Determination Date.

                             (v) Determination of Consideration. For purposes of
this subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

                                            (1)   Cash   and   Property.    Such
consideration shall:

                                                  (a)  insofar as it consists of
cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                                  (b)  insofar as it consists of
property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                                  (c)  in the  event  Additional
Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses a) and b) above, as determined in good faith by the Board of Directors.

                                            (2)    Options    and    Convertible
Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to paragraph 4(d)(iii), relating to options, warrants and convertible securities, shall be determined by dividing

                                                  (a) the total amount,  if any,
received or receivable by the Corporation as consideration for the issue of such options, warrants or convertible securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such options or warrants or the conversion or exchange of such convertible securities, or in the case of options or warrants for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities by

                                                  (b)  the  maximum   number  of
shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such options or warrants or the conversion or exchange of such convertible securities.

                  (e)        Adjustments to Conversion Rate.

                             (i)   Adjustments   for    Subdivisions,    Splits,
Combinations, Consolidations, Reorganizations or Reclassifications of Common Stock. In the event that after the date of the first issuance of the Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred Stock the outstanding shares of Common Stock shall be (a) subdivided or split into a greater number of shares of Common Stock; (b) combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock or (c) changed into a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the holders of the shares of Preferred Stock shall receive upon conversion, the stock and/or securities to which the holder would have been entitled had the holder held, at the time of said split, subdivision, combination, consolidation, reorganization or reclassification, the same number of shares of Common Stock as the number of Series J Preferred Stock converted.

                             (ii)    Adjustments   for   Other   Dividends   and
Distributions. In the event the Corporation at any time after the date of the first issuance of the Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred Stock makes, or fixes a record date for, the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in the securities of the Corporation, then the holders of the shares of Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred Stock shall receive upon conversion, in addition to the number of sharers of Common Stock receivable thereupon, the stock or securities to which the holder would have been entitled had the holder held, at the time of said dividend or other distribution, the same number of shares of Common Stock as the number of Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred converted, and had they thereafter during the period from the date of such event to and including the date of conversion, retained such stock or securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section B.4 with respect to the respective rights of the holders of the Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred.

         5        Voting  Rights.  Except  as  otherwise  required  by law,  the holders of Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation and to vote together as a single class with the holders of the Common Stock (except with respect to those matters required by law to be submitted to a separate class or series vote) upon the election of directors and upon any other matter submitted to shareholders for a vote, on the following basis:

                  (a) Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred Stock Vote. Each share of Preferred Stock issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which it is convertible, as adjusted from time to time under Section 4 hereof. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                  (b) Cumulative Voting. Notwithstanding the above, for the election of directors each holder of Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred, shall after giving the notice required by Section 708 of the California Corporations Code, as amended from time to time, be entitled to the number of votes as determined pursuant to paragraph (a) above multiplied by the number of directors to be elected, with each shareholder being entitled to cumulate such votes for one candidate or to distribute such votes among the candidates as the shareholder sees fit.

         6. Covenants. In addition to any other rights provided by law, so long as 33% of the originally issued Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred shall be outstanding respectively, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of each of the Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred stock voting separately as single classes.

                  a. amend or repeal any provision of, or add any provision to, this Corporation's Articles of Incorporation if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred Stock authorized hereby;

                  b. authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to any such preference or priority of the Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred Stock; or

                  c. reclassify any shares of Common Stock into shares having any preference or priority as to dividends or assets superior to any such preference or priority of the Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred and Series J Preferred Stock.


                                   Article IV

         Section 1. Limitation of Directors' Liability. The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         Section 2. Indemnification of Corporation Agents. This Corporation is authorized to provide through bylaw provisions, agreements with its agents, vote of shareholders or disinterested directors or otherwise; indemnification of its agents (as defined in Section 317 of the California General Corporation Law) in excess of the indemnification otherwise permitted by such Section 317, subject to the limits set forth in Section 204 of the California General Corporation Law for breach of duty to this Corporation or its shareholders.

         Section 3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of the Corporation shall not adversely affect any right of indemnification or limitation of liability of an agent of the Corporation relating to acts or omissions occurring prior to such repeal or modification.